UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 19, 2021

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 19, 2021, Key Tronic Corporation (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended April 3, 2021, and because the Company has not yet filed its Form 10-Q for the period ended December 26, 2020 (the “Second Quarter Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. The Notice provides that the Company must submit an update to its original plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Second Quarter Form 10-Q, or August 16, 2021, to regain compliance.

On May 25, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release Dated May 25, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: May 25, 2021

	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer
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